Exhibit 5.1

September 15, 2021 D8 Holdings Corp. Unit 1008, 10/F, Champion Tower 3 Garden Road Central, Hong Kong

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as New York counsel to D8 Holdings Corp., a Cayman Islands exempted company (“D8” or the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-4 (the “Rule 462(b) Registration Statement”), relating to the registration of (i) 726,306 additional shares of New Vicarious Surgical Class A common stock (as defined below), including 75,564 shares of New Vicarious Surgical Class A common stock issuable upon conversion of 75,564 shares of New Vicarious Surgical Class B common stock (as defined below) and (ii) 75,564 shares of New Vicarious Surgical Class B common stock (such shares described in clauses (i) and (ii), collectively, the “Rule 462(b) Shares”) issuable pursuant to the terms of the Agreement and Plan of Merger, dated as of April 15, 2021, by and among D8, Snowball Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of D8, Vicarious Surgical Inc., a Delaware corporation (which will be renamed Vicarious Surgical Operating Co. prior to the consummation of the Business Combination (as defined below), “Vicarious Surgical”), and Adam Sachs, an individual, in his capacity as the stockholder representative (the “Merger Agreement”). The 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-4 (File No. 333-257055) (the “Registration Statement”), initially filed by the Company on June 11, 2021 and declared effective by the Commission on August 9, 2021.

The Registration Statement includes the proxy statement/prospectus forming a part thereof, relating to, among other things, (1) the merger of Snowball Merger Sub, Inc., with and into Vicarious Surgical (the “Merger”, and, together with the Domestication (as defined below), the “Business Combination”), with Vicarious Surgical surviving the Merger as a wholly owned subsidiary of New Vicarious Surgical (as defined below), and (2) the other transactions contemplated by the Merger Agreement and documents related thereto. In connection with the Business Combination, D8 will change its name to “Vicarious Surgical Inc.”

Immediately prior to the consummation of the Merger, D8 intends to effect a deregistration under the Cayman Islands Companies Act (2020 Revision) and a domestication under Section 388 of the Delaware General Corporation Law (“DGCL”), pursuant to which D8’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”) and, in connection therewith, the Company will file the Certificate of Domestication (as defined below) simultaneously with the Certificate of Incorporation (as defined below), in each case, in respect of the Company with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). In this opinion, we refer to the Company following effectiveness of the Domestication as “New Vicarious Surgical.” Upon the Certificate of Domestication and the Certificate of Incorporation becoming effective under Section 103 of the DGCL (the “Effective Time”), among other things, pursuant to the Plan of Domestication (as defined below), each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of D8 (the “D8 Class A ordinary shares”), will convert automatically, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of New Vicarious Surgical (the “New Vicarious Surgical Class A common stock”).

D8 Holdings Corp.

September 15, 2021

As a result of and upon the closing of the Business Combination (the “Closing”), among other things, all outstanding shares of Vicarious Surgical common stock and Vicarious Surgical preferred stock as of immediately prior to the effective time of the Merger, and, together with shares of Vicarious Surgical common stock reserved in respect of options to purchase shares and warrants to purchase shares of Vicarious Surgical common stock outstanding as of immediately prior to the Closing that will be converted into awards based on New Vicarious Surgical Class A common stock, will be cancelled in exchange for the right to receive, or the reservation of, an aggregate of (i) 111,420,733 shares of New Vicarious Surgical Class A common stock (at a deemed value of $10.00 per share) or, as applicable, shares underlying awards based on New Vicarious Surgical Class A common stock and (ii) 19,802,400 shares of Class B common stock of New Vicarious Surgical, par value $0.0001 (the “New Vicarious Surgical Class B common stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In connection with our opinions expressed below, we have examined originals or copies certified to our satisfaction of the following documents and such other documents, certificates and other statements of government officials and corporate officers of D8 as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(i)	the 462(b) Registration Statement;

(ii)	the Registration Statement

(ii)	the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;

(iii)	the form of certificate of incorporation of the Company to become effective upon consummation of the Business Combination, filed as Exhibit 3.2 (the “Certificate of Incorporation”);

(iv)	the form of bylaws of the Company to become effective upon consummation of the Business Combination, filed as Exhibit 3.3 (the “Bylaws”);

(v)	the Form of Certificate of Domestication, filed as Exhibit 3.4 to the Registration Statement (the “Certificate of Domestication”); and

(vi)	the Plan of Domestication, filed as Exhibit 2.2 to the Registration Statement (the “Plan of Domestication”).

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed. We have also assumed that the shareholders of the Company have approved or will have approved, among other things, the Merger Agreement and the Business Combination and that all conditions precedent to the closing of the Business Combination have been satisfied or will have been satisfied or otherwise waived.

D8 Holdings Corp.

September 15, 2021

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1. Prior to effecting the Domestication: (i) the Registration Statement and the 462(b) Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Merger Agreement and the Domestication, including the Certificate of Incorporation and Bylaws; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize, approve and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands and other governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

2. The Certificate of Domestication, in the form attached as Exhibit 3.4 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Incorporation, has been, or prior to the filing of the Certificate of Domestication will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Domestication;

3. The Certificate of Incorporation, in the form filed as Exhibit 3.2 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State and have become effective in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Domestication, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation;

4. The Bylaws, in the form attached as Exhibit 3.3 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective upon the Effective Time; and

5. Prior to the issuance of the Rule 462(b) Shares: (i) the 462(b) Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Merger Agreement and the Domestication, including the Certificate of Incorporation and Bylaws; and (iii) the Domestication and the other transactions contemplated by the Merger Agreement to be consummated concurrent with or prior to the Merger will have been consummated.

Based upon the foregoing assumptions, and subject to the qualifications set forth in this opinion letter, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Rule 462(b) Shares to be issued by New Vicarious Surgical pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Rule 462(b) Shares have been issued upon the terms and conditions set forth in the 462(b) Registration Statement and the Merger Agreement, such Rule 462(b) Shares will be validly issued, fully paid and non-assessable.

The opinion stated herein is subject to the qualification that we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Plan of Domestication, the Merger Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates

D8 Holdings Corp.

September 15, 2021

D8 is a Cayman Islands exempted company that will be redomesticated as a Delaware corporation pursuant to the Domestication, and we have not considered, and we express no opinion as to, any law other than the DGCL.

This opinion letter is for your benefit in connection with the 462(b) Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Rule 462(b) Shares pursuant to the 462(b) Registration Statement and is not to be relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the common stock appearing under the caption “Legal Matters” in the prospectus forming part of the Rule 462(b) Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

ES:AM:SR:RD

4